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                                    FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549
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               For registration of certain classes of securities
                    pursuant to section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934



                      China Life Insurance Company Limited
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             (Exact name of registrant as specified in its charter)


     The People's Republic of China                      None
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(State of incorporation or organization)  (I.R.S. Employer Identification No.)


                                16 Chaowai Avenue
                                Chaoyang District
                              Beijing 100020, China
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(Address of principal executive offices)              (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered
-------------------                              -------------------------------


Overseas listed foreign-invested shares, or      New York Stock Exchange, Inc.*
H shares, par value RMB 1.00 per share


American Depositary Shares, each                 New York Stock Exchange, Inc.
representing 40 H shares


* Not for trading, but only in connection with the listing on the New York Stock Exchange, Inc. of American Depositary Shares, each representing 40 H shares.


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


Securities Act registration statement file number to which this form relates:
No. 333-110615


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)

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                 Information required in registration statement


Item 1. Description of Registrant's Securities to be Registered.

The description of the securities to be registered that is set forth under the captions "Description of Share Capital" and "Description of American Depositary Receipts" contained in the prospectus constituting Part I of the Registrant's Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-110615), as filed under the Securities Act of 1933, as amended, on December 5, 2003, is hereby incorporated by reference in answer to this item.

Item 2. Exhibits.

Not applicable.

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                                   Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA LIFE INSURANCE COMPANY LIMITED

Date:        December 8, 2003
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By:          /s/ Miao Fuchun
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    Name:    Miao Fuchun

    Title:   Director and Vice President